Exhibit 99.1
Universal Reports Third Quarter 2026 Results

•Diluted GAAP earnings per common share (EPS) of $1.80; diluted adjusted* EPS of $1.93
•Annualized return on average common equity (“ROCE”) of 32.7%, annualized adjusted* ROCE of 32.3%
•Direct premiums written of $608.9 million, up 2.7% from the prior year quarter
•Book value per share of $23.37, up 32.4% year-over-year; adjusted book value per share* of $25.90, up 38.2% year-over-year
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 22, 2026 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported third quarter 2026 results.
“In the quarter, we delivered a very strong 32.7% annualized return on common equity, driven by solid underwriting and revenue performance,” said Stephen J. Donaghy, Chief Executive Officer. “Our net loss ratio continues to improve and new business trends are solid, including 8% growth in policies in force.”
“Subsequent to quarter end, Hurricane Isaias made landfall near Destin in the western Florida Panhandle as a Category 2 hurricane before quickly weakening as it moved inland. Our claims team responded immediately, deploying field adjusters to affected communities and working directly with policyholders to expedite inspections and claims payments. Our priority remains helping our customers recover and return to normal as quickly as possible. While we recognize the challenges this storm has created for those impacted, claims activity to date has been less significant than initially anticipated.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change		2026	2025	Change
GAAP comparison
Total revenues	$439,319	$400,981	9.6%		$1,259,917	$1,195,989	5.3%
Operating income	$72,229	$54,380	32.8%		$227,126	$159,442	42.5%
Operating income margin	16.4%	13.6%	2.8	pts	18.0%	13.3%	4.7	pts

Net income available to common stockholders	$52,506	$39,827	31.8%		$165,980	$116,354	42.7%
Diluted earnings per common share	$1.80	$1.38	30.4%		$5.73	$4.03	42.2%

Annualized ROCE	32.7%	33.4%	(0.7)	pts	37.0%	35.7%	1.3	pts
Book value per share, end of period	$23.37	$17.65	32.4%		$23.37	$17.65	32.4%

Non-GAAP comparison[1]
Core revenue	$444,310	$400,030	11.1%		$1,261,848	$1,195,823	5.5%
Adjusted operating income	$77,220	$53,429	44.5%		$229,057	$159,276	43.8%
Adjusted operating income margin	17.4%	13.4%	4.0	pts	18.2%	13.3%	4.9	pts

Adjusted net income available to common stockholders	$56,269	$39,110	43.9%		$167,436	$116,229	44.1%
Adjusted diluted earnings per common share	$1.93	$1.36	41.9%		$5.78	$4.02	43.8%

Annualized adjusted ROCE	32.3%	30.6%	1.7	pts	34.5%	32.2%	2.3	pts
Adjusted book value per share, end of period	$25.90	$18.74	38.2%		$25.90	$18.74	38.2%

Underwriting Summary
Premiums:
Premiums in force	$2,228,923	$2,135,237	4.4%		$2,228,923	$2,135,237	4.4%
Policies in force	953,611	883,888	7.9%		953,611	883,888	7.9%

Direct premiums written	$608,878	$592,774	2.7%		$1,736,739	$1,656,572	4.8%
Direct premiums earned	$556,724	$534,106	4.2%		$1,632,951	$1,570,788	4.0%
Ceded premiums earned	$(153,528)	$(174,430)	(12.0)%		$(495,580)	$(495,198)	0.1%
Ceded premium ratio	27.6%	32.7%	(5.1)	pts	30.3%	31.5%	(1.2)	pts
Net premiums earned	$403,196	$359,676	12.1%		$1,137,371	$1,075,590	5.7%

Net ratios:
Loss ratio	64.6%	70.2%	(5.6)	pts	64.5%	71.0%	(6.5)	pts
Expense ratio	26.4%	26.2%	0.2	pts	26.3%	25.4%	0.9	pts
Combined ratio	91.0%	96.4%	(5.4)	pts	90.8%	96.4%	(5.6)	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted common stockholders’ equity, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $52.5 million, compared to net income of $39.8 million in the prior year quarter, and adjusted net income available to common stockholders was $56.3 million, compared to adjusted net income of $39.1 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from higher underwriting and net investment income.

Revenues
Revenue was $439.3 million, up 9.6% from the prior year quarter and core revenue was $444.3 million, up 11.1% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income.

Direct premiums written were $608.9 million, up 2.7% from the prior year quarter. The increase stems from 18.5% growth in other states, partly offset by a 3.3% decrease in Florida. Overall growth mostly reflects higher policies in force across our multi-state footprint.

Direct premiums earned were $556.7 million, up 4.2% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 27.6%, down from 32.7%, in the prior year quarter. The decrease primarily reflects Universal’s new reinsurance program, which incepted on June 1, 2026.

Net premiums earned were $403.2 million, up 12.1% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $21.5 million, up from $18.3 million in the prior year quarter. The increase stems from higher invested assets and fixed income reinvestment yields.

Commissions, policy fees and other revenue were $19.6 million, down 10.8% from the prior year quarter. The decrease primarily reflects Universal’s new reinsurance program.

Margins
The operating income margin was 16.4%, compared to an operating income margin of 13.6% in the prior year quarter. The adjusted operating income margin was 17.4%, compared to an adjusted operating income margin of 13.4% in the prior year quarter. The higher adjusted operating income margin primarily stems from a lower net combined ratio.

The net loss ratio was 64.6%, down 5.6 points compared to the prior year quarter. The decrease primarily reflects a lower ceded premium ratio.

The net expense ratio was 26.4%, up 0.2 points from 26.2% in the prior year quarter. The increase was driven by higher policy acquisition costs associated with growth outside Florida and higher other operating costs and expenses, partly offset by a lower ceded premium ratio.

The net combined ratio was 91.0%, down 5.4 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, partly offset by a higher net expense ratio, as described above.

Capital Deployment
During the third quarter, the Company repurchased approximately 174 thousand shares at an aggregate cost of $7.4 million. The Company’s current share repurchase authorization program has approximately $1.1 million remaining.

On July 8, 2026, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 7, 2026, to shareholders of record as of the close of business on July 31, 2026.

Conference Call and Webcast
•Friday, October 23, 2026 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BI2f99a141d3be4c6f9d7d63b02b65192c. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income (loss) available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs, other business developments, projections, and estimates, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:
•we may face significant losses, and our financial results may vary from period to period, due to exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by climate change;
•if we fail to adequately price the risks we underwrite and/or the estimates we make, or if emerging trends outpace our ability to adjust prices timely, or if we lose desirable exposures to competitors by overpricing our risks, we may experience underwriting losses depleting surplus at our risk-bearing insurance subsidiaries and capital at the holding company;
•unanticipated increases in the severity or frequency of claims adversely affect our profitability and financial condition;
•the failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” and “Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS:
Invested Assets
Fixed maturities, at fair value, net	$1,474,856	$1,431,028
Equity securities, at fair value	117,710	85,420
Other investments, at fair value	8,099	10,693
Investment real estate, net	5,316	5,463
Total invested assets	1,605,981	1,532,604
Cash and cash equivalents	569,461	408,868
Restricted cash and cash equivalents	68,635	68,970
Prepaid reinsurance premiums	409,251	291,031
Reinsurance recoverables	157,038	232,918
Premiums receivable, net	98,155	75,721
Property and equipment, net	47,876	49,349
Deferred policy acquisition costs	144,706	128,564
Income taxes recoverable	15,009	—
Deferred income tax asset, net	35,340	27,658
Goodwill	2,319	2,319
Other assets	29,799	21,693
TOTAL ASSETS	$3,183,570	$2,839,695

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$616,079	$680,712
Unearned premiums	1,195,747	1,091,959
Advance premium	80,422	61,847
Income taxes payable	—	28,554
Reinsurance payable, net	453,650	257,242
Commission payable	37,041	26,307
Debt, net of issuance costs	97,336	100,481
Other liabilities and accrued expenses	57,259	41,558
Total liabilities	2,537,534	2,288,660
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock[2]	—	—
Common stock[3]	483	482
Treasury shares, at cost - 20,731 and 20,226, respectively	(324,243)	(305,064)
Additional paid-in capital	130,188	124,319
Accumulated other comprehensive income (loss), net of taxes	(69,938)	(26,151)
Retained earnings	909,546	757,449
Total stockholders' equity	646,036	551,035
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,183,570	$2,839,695

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; 10 issued and 10 outstanding; Minimum liquidation preference - $9.99 and $9.99 per share.
[3] Common stock ($0.01 par value): Authorized - 55,000 shares; 48,372 and 48,234 issued; 27,641 and 28,008 outstanding, respectively.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
REVENUES
Net premiums earned	$403,196	$359,676	$1,137,371	$1,075,590
Net investment income	21,478	18,337	61,178	51,655
Net realized gains (losses) on investments	973	(345)	2,964	4,921
Net change in unrealized gains (losses) on investments	(5,964)	1,296	(4,895)	(4,755)
Commission revenue	11,841	14,598	40,352	46,727
Policy fees	5,634	5,389	16,655	15,485
Other revenue	2,161	2,030	6,292	6,366
Total revenues	439,319	400,981	1,259,917	1,195,989

EXPENSES
Losses and loss adjustment expenses	260,488	252,279	733,146	763,139
Policy acquisition costs	71,486	63,594	204,026	186,046
Other operating costs and expenses	35,116	30,728	95,619	87,362
Total operating costs and expenses	367,090	346,601	1,032,791	1,036,547
Interest and amortization of debt issuance costs	2,081	1,603	5,671	4,823
Income before income tax expense	70,148	52,777	221,455	154,619
Income tax expense	17,639	12,947	55,467	38,257
NET INCOME	$52,509	$39,830	$165,988	$116,362

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Weighted average common shares outstanding - basic	27,607	27,851	27,546	27,971
Weighted average common shares outstanding - diluted	29,185	28,808	28,968	28,903
Shares outstanding, end of period	27,641	28,048	27,641	28,048
Basic earnings per common share	$1.90	$1.43	$6.03	$4.16
Diluted earnings per common share	$1.80	$1.38	$5.73	$4.03
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$23.37	$17.65	$23.37	$17.65
Annualized return on average common equity (ROCE)	32.7%	33.4%	37.0%	35.7%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Premiums
Direct premiums written - Florida	$414,404	$428,635	$1,228,514	$1,222,395
Direct premiums written - Other States	194,474	164,139	508,225	434,177
Direct premiums written - Total	$608,878	$592,774	$1,736,739	$1,656,572
Direct premiums earned	$556,724	$534,106	$1,632,951	$1,570,788
Net premiums earned	$403,196	$359,676	$1,137,371	$1,075,590

Underwriting Ratios - Net
Loss ratio	64.6%	70.2%	64.5%	71.0%
Expense ratio	26.4%	26.2%	26.3%	25.4%
Policy acquisition cost ratio	17.7%	17.7%	17.9%	17.3%
Other operating costs and expenses ratio	8.7%	8.5%	8.4%	8.1%
Combined ratio	91.0%	96.4%	90.8%	96.4%

	As of
	September 30,
	2026	2025
Policies in force
Florida	598,104	561,546
Other States	355,507	322,342
Total	953,611	883,888

Premiums in force
Florida	$1,567,671	$1,572,199
Other States	661,252	563,038
Total	$2,228,923	$2,135,237

Total Insured Value
Florida	$198,396,329	$184,971,114
Other States	231,171,948	200,031,575
Total	$429,568,277	$385,002,689

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP revenue	$439,319	$400,981	$1,259,917	$1,195,989
less: Net realized gains (losses) on investments	973	(345)	2,964	4,921
less: Net change in unrealized gains (losses) on investments	(5,964)	1,296	(4,895)	(4,755)
Core revenue	$444,310	$400,030	$1,261,848	$1,195,823

GAAP operating income to adjusted operating income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP income before income tax expense	$70,148	$52,777	$221,455	$154,619
add: Interest and amortization of debt issuance costs	2,081	1,603	5,671	4,823
GAAP operating income	72,229	54,380	227,126	159,442
less: Net realized gains (losses) on investments	973	(345)	2,964	4,921
less: Net change in unrealized gains (losses) on investments	(5,964)	1,296	(4,895)	(4,755)
Adjusted operating income	$77,220	$53,429	$229,057	$159,276

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP operating income (a)	$72,229	$54,380	$227,126	$159,442
GAAP revenue (b)	439,319	400,981	1,259,917	1,195,989
GAAP operating income margin (a÷b)	16.4%	13.6%	18.0%	13.3%
Adjusted operating income (c)	77,220	53,429	229,057	159,276
Core revenue (d)	444,310	400,030	1,261,848	1,195,823
Adjusted operating income margin (c÷d)	17.4%	13.4%	18.2%	13.3%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP NI	$52,509	$39,830	$165,988	$116,362
less: Preferred dividends	3	3	8	8
GAAP NI available to common stockholders (e)	52,506	39,827	165,980	116,354
less: Net realized gains (losses) on investments	973	(345)	2,964	4,921
less: Net change in unrealized gains (losses) on investments	(5,964)	1,296	(4,895)	(4,755)
add: Income tax effect on above adjustments	(1,228)	234	(475)	41
Adjusted NI available to common stockholders (f)	$56,269	$39,110	$167,436	$116,229

Weighted average diluted common shares outstanding (g)	29,185	28,808	28,968	28,903
Diluted earnings per common share (e÷g)	$1.80	$1.38	$5.73	$4.03
Diluted adjusted earnings per common share (f÷g)	$1.93	$1.36	$5.78	$4.02

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	September 30,		December 31,
	2026	2025	2025
GAAP stockholders’ equity	$646,036	$495,043	$551,035
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	645,936	494,943	550,935
less: Accumulated other comprehensive income (loss), net of taxes	(69,938)	(30,755)	(26,151)
Adjusted common stockholders’ equity (i)	$715,874	$525,698	$577,086

Common shares outstanding (j)	27,641	28,048	28,008
Book value per common share (h÷j)	$23.37	$17.65	$19.67
Adjusted book value per common share (i÷j)	$25.90	$18.74	$20.60

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2026	2025	2026	2025	2025
Actual or Annualized NI available to common stockholders (k)	$210,024	$159,308	$221,307	$155,139	$182,941
Average common stockholders’ equity (l)	641,496	476,326	598,436	434,047	462,043
Actual or Annualized ROCE (k÷l)	32.7%	33.4%	37.0%	35.7%	39.6%
Annualized adjusted NI available to common stockholders (m)	$225,076	$156,440	$223,248	$154,972	$179,532

Adjusted average common stockholders’ equity[4] (n)	696,106	511,736	647,208	480,945	504,997
Actual or Annualized Adjusted ROCE (m÷n)	32.3%	30.6%	34.5%	32.2%	35.6%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.